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                                                                      Exhibit 99



[CBS CORPORATION LOGO]
CBS CORPORATION
51 WEST 52 STREET
NEW YORK, NEW YORK 10019-6188



                            DAVID T. McLAUGHLIN NAMED
                   NON-EXECUTIVE CHAIRMAN OF CBS CORPORATION


     New York, December 23, 1998 - The Board of Directors of CBS Corporation has elected David T. McLaughlin its non-executive Chairman, effective Jan. 1, 1999.

     Mr. McLaughlin has been on the Board of Westinghouse, now CBS Corporation, since 1979. From 1987 to 1988, he served as the chairman of The Aspen Institute and was appointed president and chief executive officer in 1988. Upon his retirement from The Aspen Institute in 1997, he was named president emeritus. From 1970 to 1981, Mr. McLaughlin served in various management positions at The Toro Company, being named chairman and chief executive officer in 1977. From 1981 to 1987, he was president of Dartmouth College. In 1988, he became chairman and chief executive officer of Orion Safety Products, a position he still maintains.

     Mr. McLaughlin is also a director of Atlantic Richfield Company, PartnerRe Services, Ltd. and Atlas Air Inc. In addition, he serves on the Board of Governors of the American Red Cross and the Ethics Commission of the American Bar Association. Recently, Mr. McLaughlin was named one of Corporate America's Outstanding Directors by Director's Alert.

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Contact:  Gil Schwartz
          CBS Corporation
          212-975-2121